Exhibit 99.2

GASTAR EXPLORATION LTD. AND SUBSIDIARIES

GASTAR EXPLORATION LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)
	(in thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,524	$7,439
Accounts receivable, net of allowance for doubtful accounts of $566 and $571, respectively	5,711	4,034
Commodity derivative contracts	9,060	10,229
Prepaid expenses	861	1,191

Total current assets	28,156	22,893

PROPERTY, PLANT AND EQUIPMENT:
Natural gas and oil properties, full cost method of accounting:
Unproved properties, excluded from amortization	147,186	162,230
Proved properties	384,253	345,042

Total natural gas and oil properties	531,439	507,272
Furniture and equipment	1,305	1,175

Total property, plant and equipment	532,744	508,447
Accumulated depreciation, depletion and amortization	(297,444)	(293,332)

Total property, plant and equipment, net	235,300	215,115

OTHER ASSETS:
Restricted cash	50	50
Commodity derivative contracts	6,334	8,482
Deferred charges, net	444	508
Drilling advances and other assets	—	304

Total other assets	6,828	9,344

TOTAL ASSETS	$270,284	$247,352

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,313	$8,294
Revenue payable	4,239	4,331
Accrued interest	191	138
Accrued drilling and operating costs	3,183	1,490
Operated prepayment liability	7,529	783
Commodity derivative contracts	1,370	1,991
Commodity derivative premium payable	3,836	3,451
Accrued litigation settlement liability	2,592	3,164
Other accrued liabilities	1,692	2,024

Total current liabilities	31,945	25,666

LONG-TERM LIABILITIES:
Long-term debt	20,000	—
Commodity derivative contracts	955	1,521
Commodity derivative premium payable	3,612	4,725
Accrued litigation settlement liability	200	800
Asset retirement obligation	7,552	7,249

Total long-term liabilities	32,319	14,295

Commitments and contingencies (Note 12)

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value; unlimited shares authorized; no shares issued	—	—
Common stock, no par value; unlimited shares authorized; 64,862,341 and 64,179,115 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	316,346	316,346
Additional paid-in capital	23,764	23,200
Accumulated deficit	(134,090)	(132,155)

Total shareholders’ equity	206,020	207,391

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$270,284	$247,352

The accompanying notes are an integral part of these condensed consolidated financial statements.

GASTAR EXPLORATION LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2011	2010
	(in thousands, except share and per share data)
REVENUES:
Natural gas and oil revenues	$10,028	$6,758
Unrealized natural gas hedge gain (loss)	(1,899)	9,378

Total revenues	8,129	16,136

EXPENSES:
Production taxes	109	123
Lease operating expenses	1,707	1,743
Transportation, treating and gathering	1,103	1,249
Depreciation, depletion and amortization	4,112	1,731
Accretion of asset retirement obligation	125	95
General and administrative expense	2,880	3,832

Total expenses	10,036	8,773

INCOME (LOSS) FROM OPERATIONS	(1,907)	7,363

OTHER INCOME (EXPENSE):
Interest expense	(32)	(78)
Investment income and other	2	792
Unrealized warrant derivative gain	—	148
Foreign transaction gain	2	319

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(1,935)	8,544

Provision for income tax expense (benefit)	—	(849)

NET INCOME (LOSS)	$(1,935)	$9,393

NET INCOME (LOSS) PER SHARE:
Basic	$(0.03)	$0.19

Diluted	$(0.03)	$0.19

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	63,024,481	48,997,016
Diluted	63,024,481	49,486,656

The accompanying notes are an integral part of these condensed consolidated financial statements.

GASTAR EXPLORATION LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2011	2010
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,935)	$9,393
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	4,112	1,731
Stock-based compensation	705	759
Unrealized natural gas hedge (gain) loss	1,899	(9,378)
Realized loss (gain) on derivative contracts	(442)	1,039
Amortization of deferred financing costs and debt discount	64	96
Accretion of asset retirement obligation	125	95
Warrant derivative gain	—	(148)
Changes in operating assets and liabilities:
Accounts receivable	(1,677)	1,451
Commodity derivative contracts	(54)	1,114
Prepaid expenses	330	71
Accrued taxes payable	—	1,259
Accounts payable and accrued liabilities	(1,524)	310

Net cash provided by operating activities	1,603	7,792

CASH FLOWS FROM INVESTING ACTIVITIES:
Development and purchase of natural gas and oil properties	(23,196)	(10,830)
Proceeds from sale of natural gas and oil properties	—	17,350
Proceeds from (application of) operated property prepayments	6,746	(422)
Purchase of furniture and equipment	(130)	(66)
Purchase of term deposit	—	(6,914)

Net cash used in investing activities	(16,580)	(882)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of short-term loan	—	(17,000)
Proceeds from revolving credit facility	20,000	—
Other	62	(39)

Net cash provided by (used in) financing activities	20,062	(17,039)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,085	(10,129)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,439	21,866

CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,524	$11,737

The accompanying notes are an integral part of these condensed consolidated financial statements.

GASTAR EXPLORATION USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)
	(in thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,491	$7,401
Accounts receivable, net of allowance for doubtful accounts of $566 and $571, respectively	5,710	4,034
Commodity derivative contracts	9,060	10,229
Prepaid expenses	699	999

Total current assets	27,960	22,663

PROPERTY, PLANT AND EQUIPMENT:
Natural gas and oil properties, full cost method of accounting:
Unproved properties, excluded from amortization	147,186	162,230
Proved properties	384,245	345,034

Total natural gas and oil properties	531,431	507,264
Furniture and equipment	1,305	1,175

Total property, plant and equipment	532,736	508,439
Accumulated depreciation, depletion and amortization	(297,437)	(293,325)

Total property, plant and equipment, net	235,299	215,114

OTHER ASSETS:
Restricted cash	25	25
Commodity derivative contracts	6,334	8,482
Deferred charges, net	444	508
Drilling advances and other assets	—	304

Total other assets	6,803	9,319

TOTAL ASSETS	$270,062	$247,096

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,309	$8,288
Revenue payable	4,239	4,331
Accrued interest	191	138
Accrued drilling and operating costs	3,183	1,490
Operated prepayment liability	7,529	783
Commodity derivative contracts	1,370	1,991
Commodity derivative premium payable	3,836	3,451
Accrued litigation settlement liability	2,592	3,164
Other accrued liabilities	1,634	2,017

Total current liabilities	31,883	25,653

LONG-TERM LIABILITIES:
Long-term debt	20,000	—
Commodity derivative contracts	955	1,521
Commodity derivative premium payable	3,612	4,725
Accrued litigation settlement liability	200	800
Asset retirement obligation	7,545	7,243
Due to Parent	25,568	25,193

Total long-term liabilities	57,880	39,482

Commitments and contingencies (Note 12)

STOCKHOLDER’S EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued	—	—
Common stock, no par value; 1,000 shares authorized; 750 shares issued and outstanding	240,431	240,431
Accumulated deficit	(60,132)	(58,470)

Total stockholder’s equity	180,299	181,961

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$270,062	$247,096

The accompanying notes are an integral part of these condensed consolidated financial statements.

GASTAR EXPLORATION USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2011	2010
	(in thousands)
REVENUES:
Natural gas and oil revenues	$10,028	$6,758
Unrealized natural gas hedge gain (loss)	(1,899)	9,378

Total revenues	8,129	16,136

EXPENSES:
Production taxes	109	123
Lease operating expenses	1,707	1,743
Transportation, treating and gathering	1,103	1,249
Depreciation, depletion and amortization	4,112	1,731
Accretion of asset retirement obligation	125	95
General and administrative expense	2,699	3,315

Total expenses	9,855	8,256

INCOME (LOSS) FROM OPERATIONS	(1,726)	7,880

OTHER INCOME (EXPENSE):
Interest expense	(32)	(26)
Investment income and other	94	793
Foreign transaction gain	2	318

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(1,662)	8,965

Provision for income tax expense (benefit)	—	(849)

NET INCOME (LOSS)	$(1,662)	$9,814

The accompanying notes are an integral part of these condensed consolidated financial statements.

GASTAR EXPLORATION USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2011	2010
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,662)	$9,814
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	4,112	1,731
Stock-based compensation	705	759
Unrealized natural gas hedge (gain) loss	1,899	(9,378)
Realized loss (gain) on derivative contracts	(442)	1,039
Amortization of deferred financing costs and debt discount	64	60
Accretion of asset retirement obligation	125	95
Changes in operating assets and liabilities:
Accounts receivable	(1,676)	1,449
Commodity derivative contracts	(54)	1,114
Prepaid expenses	300	32
Accrued taxes payable	—	1,259
Accounts payable and accrued liabilities	(1,470)	392

Net cash provided by operating activities	1,901	8,366

CASH FLOWS FROM INVESTING ACTIVITIES:
Development and purchase of natural gas and oil properties	(23,196)	(10,830)
Proceeds from sale of natural gas and oil properties	—	17,350
Proceeds from (application of) operated property prepayments	6,746	(422)
Purchase of furniture and equipment	(130)	(66)
Purchase of term deposit	—	(6,914)

Net cash used in investing activities	(16,580)	(882)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	20,000	—
Dividend to Parent, net	(331)	(17,652)
Other	100	—

Net cash provided by (used in) financing activities	19,769	(17,652)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,090	(10,168)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,401	21,808

CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,491	$11,640

The accompanying notes are an integral part of these condensed consolidated financial statements.

GASTAR EXPLORATION LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

Gastar Exploration Ltd. is an independent energy company engaged in the exploration, development and production of natural gas and oil in the United States (“U.S.”). The Gastar Exploration Ltd.’s principal business activities include the identification, acquisition, and subsequent exploration and development of natural gas and oil properties with an emphasis on prospective deep structures identified through seismic and other analytical techniques as well as unconventional natural gas reserves, such as shale resource plays. The Gastar Exploration Ltd. is currently pursuing natural gas exploration in the Marcellus Shale in the Appalachian area of West Virginia and central and southwestern Pennsylvania and in the deep Bossier gas play in the Hilltop area of East Texas. Gastar Exploration Ltd. also conducts limited coal bed methane (“CBM”) development activities within the Powder River Basin of Wyoming and Montana.

Gastar Exploration Ltd. is a holding company and substantially all of its operations are conducted through, and substantially all of its assets are held by, its primary operating subsidiary, Gastar Exploration USA, Inc. and its wholly-owned subsidiaries. Unless otherwise stated or the context requires otherwise, all references in these notes to “Gastar USA” refer collectively to Gastar Exploration USA, Inc. and its wholly-owned subsidiaries, all references to “Parent” refer solely to Gastar Exploration Ltd., and all references to “Gastar,” the “Company” and similar terms refer collectively to Gastar Exploration Ltd. and its wholly-owned subsidiaries, including Gastar Exploration USA, Inc.

2. Summary of Significant Accounting Policies

The accounting policies followed by the Company and its subsidiaries are set forth in the notes to the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010 (“2010 Form 10-K”) filed with the SEC. Please refer to the notes to the financial statements included in the Company’s 2010 Form 10-K and Exhibit 99.1 to this Form 8-K for additional details of the Company’s financial condition, results of operations and cash flows. All material items included in those notes have not changed except as a result of normal transactions in the interim or as disclosed within this report.

These financial statements are a combined presentation of the condensed consolidated financial statements of the Company and Gastar USA. Separate information is provided for the Company and Gastar USA as required. Except as otherwise noted, there are no material differences between the unaudited condensed consolidated information for the Company presented herein and the condensed consolidated information of Gastar USA.

The unaudited interim condensed consolidated financial statements of the Company and Gastar USA included herein are stated in U.S. dollars unless otherwise noted and were prepared from the records of the Company and Gastar USA by management in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applicable to interim financial statements and reflect all normal and recurring adjustments, which are, in the opinion of management, necessary to provide a fair presentation of the results of operations and financial position for the interim periods. Such financial statements conform to the presentation reflected in the Company’s 2010 Form 10-K and Exhibit 99.1 to this Form 8-K. The current interim period reported herein should be read in conjunction with the financial statements and accompanying notes, including Item 8. “Financial Statements and Supplementary Data, Note 2—Summary of Significant Accounting Policies” included in the Company’s 2010 Form 10-K and Exhibit 99.1 to this Form 8-K.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates with regard to these financial statements include the estimate of proved natural gas and oil reserve quantities and the related present value of estimated future net cash flows.

The unaudited condensed consolidated financial statements of the Company include the accounts of the Parent and the consolidated accounts of all of its subsidiaries, including Gastar USA. The entities included in these consolidated accounts are wholly owned by Parent. All significant intercompany accounts and transactions have been eliminated in consolidation.

The unaudited condensed consolidated financial statements of Gastar USA include the accounts of Gastar USA and the consolidated accounts of all its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Certain reclassifications of prior year balances have been made to conform to the current year presentation; these reclassifications have no impact on net income (loss).

The results of operations for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011. In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued and has disclosed certain subsequent events in these condensed consolidated financial statements, as appropriate.

Recent Accounting Developments

The following recently issued accounting pronouncements have been adopted or may impact the Company in future periods:

Business Combinations. In December 2010, the Financial Accounting Standards Board’s (“FASB”) Emerging Issues Task Force (“EITF”) issued an amendment to previously issued guidance regarding the pro forma revenue and earnings disclosure requirements for business combinations. The amendments specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures under current guidance to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Earlier application is permitted. The adoption of this guidance did not impact our operating results, financial position or cash flows.

3. Property, Plant and Equipment

The amount capitalized as natural gas and oil properties was incurred for the purchase and development of various properties in the U.S., specifically the states of Texas, Pennsylvania, West Virginia, Wyoming and Montana.

The following table summarizes the components of unproved properties excluded from amortization for the periods indicated:

	March 31, 2011	December 31, 2010
	(in thousands)

Unproved properties, excluded from amortization:
Drilling in progress costs	$2,733	$17,603
Acreage acquisition costs	127,156	126,388
Capitalized interest	17,297	18,239

Total unproved properties excluded from amortization	$147,186	$162,230

Management’s ceiling test evaluations for the three months ended March 31, 2011 and 2010 did not result in an impairment of proved properties. The ceiling test evaluations utilized a historical 12-month un-weighted average of the first-day-of-the-month Henry Hub natural gas price of $4.10 per MMBtu and $3.99 per MMBtu for the three months ended March 31, 2011 and 2010, respectively.

Atinum Joint Venture

In September 2010, Gastar USA entered into a joint venture (the “Atinum Joint Venture”) pursuant to a purchase and sale agreement with an affiliate of Atinum Partners Co., Ltd. (“Atinum”), a Korean investment firm. Pursuant to the agreement, at the closing of the transactions on November 1, 2010, Gastar USA assigned to Atinum an initial 21.43% interest in all of its existing Marcellus Shale assets in West Virginia and Pennsylvania, which consisted of approximately 37,600 gross (34,200 net) acres and a 50% working interest in 16 producing shallow conventional wells and one non-producing vertical Marcellus Shale well, in a transaction valued at $70.0 million. Atinum paid Gastar USA approximately $30.0 million in cash at the closing and will pay an additional $40.0 million of future drilling obligations over time in the form of a “drilling carry.” Upon completion of the funding of the drilling carry, Gastar USA will make additional assignments to Atinum, as necessary, so Atinum will own a 50% interest in the 34,200 net acres of Marcellus Shale rights initially owned by Gastar USA. The terms of the drilling carry require Atinum to fund its ultimate 50% share of drilling, completion and infrastructure costs along with 75% of Gastar USA’s ultimate 50% share of those same costs until the $40.0 million drilling carry has been satisfied. As of March 31, 2011, approximately $37.0 million of drilling carry obligation remained outstanding.

The Atinum Joint Venture is pursuing an initial three-year development program that calls for the partners to drill a minimum of 12 horizontal wells in 2011 and 24 horizontal wells in each of 2012 and 2013. An initial Area of Mutual Interest (“AMI”) was established for potential additional acreage acquisitions in Ohio and New York along with the counties in West Virginia and Pennsylvania in which the existing Atinum Joint Venture interests are located. Within this initial AMI, Gastar USA will act as operator and is obligated to offer any future lease acquisitions within the AMI to Atinum on a 50/50 basis, and Atinum will pay Gastar USA on an annual basis an amount equal to 10% of lease bonuses and third party leasing costs up to $20.0 million and 5% of such costs on activities above $20.0 million. Until June 30, 2011, Atinum will have the right to participate in any future leasehold acquisitions made by Gastar USA outside of the initial AMI and within West Virginia or Pennsylvania on terms identical to those governing the existing Atinum Joint Venture.

As of March 31, 2011, total cash consideration received by Gastar USA pursuant to the Atinum Joint Venture was approximately $33.0 million, $30.0 million of which was received upon closing and $3.0 million of drilling carry. The $30.0 million received upon closing reduced proved property and unproved property costs by approximately $5.0 million and $25.0 million, respectively.

Marcellus Shale Leasehold Acquisition

In December 2010, Gastar USA completed an acquisition of undeveloped leasehold in the Marcellus Shale concentrated in Preston, Tucker, Pocahontas, Randolph and Pendleton Counties, West Virginia, including a gathering system comprised of 41 miles of four and six inch steel pipe, a salt water disposal well and five conventional producing wells. This acreage is not included in the Atinum Joint Venture and the counties in which the acquired assets are located are not part of the initial AMI.

Total cash consideration paid by Gastar USA was $28.9 million. Gastar USA allocated $19.9 million to unproved properties and $9.0 million to proved properties based on the fair value of the assets acquired on the acquisition date.

4. Long-Term Debt

Amended and Restated Revolving Credit Facility

On October 28, 2009, Gastar USA, together with Parent and Subsidiary Guarantors (as defined in the Revolving Credit Facility), and the lenders, administrative agent and letter of credit issuer party thereto, entered into an amended and restated credit facility, amending and restating in its entirety the original revolving credit facility (as amended and restated, the “Revolving Credit Facility”). The Revolving Credit Facility provided an initial borrowing base of $47.5 million, with borrowings bearing interest, at Gastar USA’s election, at the prime rate or LIBO rate plus an applicable margin. Pursuant to the Revolving Credit Facility, the applicable interest rate margin varies from 1.0% to 2.0% in the case of borrowings based on the prime rate and from 2.5% to 3.5% in the case of borrowings based on LIBO rate, depending on the utilization percentage in relation to the borrowing base. An annual commitment fee of 0.50% is payable quarterly based on the unutilized balance of the borrowing base. The Revolving Credit Facility has a scheduled maturity date of January 2, 2013.

The Revolving Credit Facility is guaranteed by Parent and all of Gastar USA’s current domestic subsidiaries and all future domestic subsidiaries formed during the term of the Revolving Credit Facility. Borrowings and related guarantees under the Revolving Credit Facility are secured by a first priority lien on all domestic natural gas and oil properties currently owned by or later acquired by Gastar USA and its subsidiaries, excluding de minimus value properties as determined by the lender. The facility is secured by a first priority pledge of the stock of each domestic subsidiary, a first priority interest on all accounts receivable, notes receivable, inventory, contract rights, general intangibles and material property of the issuer and 65% of the stock of each foreign subsidiary of Gastar USA.

The Revolving Credit Facility contains various covenants, including among others:

•	Restrictions on liens;

•	Restrictions on incurring other indebtedness without the lenders’ consent;

•	Restrictions on dividends and other restricted payments;

•	Maintenance of a minimum consolidated current ratio as of the end of each quarter of not less than 1.0 to 1.0, as adjusted;

•	Maintenance of a maximum ratio of indebtedness to EBITDA on a rolling four quarter basis, as adjusted, of not greater than 4.0 to 1.0; and

•	Maintenance of an interest coverage ratio on a rolling four quarters basis, as adjusted, of EBITDA to interest expense, as of the end of each quarter, to be less than 2.5 to 1.0.

All outstanding amounts owed under the Revolving Credit Facility become due and payable upon the occurrence of certain usual and customary events of default, including among others:

•	Failure to make payments under the Revolving Credit Facility;

•	Non-performance of covenants and obligations continuing beyond any applicable grace period; and

•	The occurrence of a “Change in Control” (as defined in the Revolving Credit Facility) of the Parent.

Should there occur a Change in Control of Parent, then, five days after such occurrence, immediately and without notice, (i) all amounts outstanding under the Revolving Credit Facility shall automatically become immediately due and payable and (ii) the commitments shall immediately cease and terminate unless and until reinstated by the lender in writing. If amounts outstanding under the Revolving Credit Facility become immediately due and payable, the obligation of Gastar USA with respect to any commodity hedge exposure shall be to provide cash as collateral to be held and administered by the lender as collateral agent.

Following the scheduled semi-annual borrowing base redetermination in May 2010, on June 24, 2010, Gastar USA, together with the other parties thereto, entered into the Second Amendment to the Amended and Restated Credit Agreement (the “Second Amendment”). The Second Amendment amended the Revolving Credit Facility, by, among other things, (i) allowing Gastar USA to hedge up to 80% of the proved developed producing (“PDP”) reserves reflected in its reserve report using hedging other than floors and protective spreads, (ii) relatedly, allowing Gastar USA to present to the administrative agent a report showing any PDP additions resulting from new wells or the conversion of proved developed non-producing reserves to PDP reserves since the last reserve report in order to hedge the revised PDP reserves, and (iii) removing the limitations on hedging using floors and protective spreads.

As of March 31, 2011, the Revolving Credit Facility had a borrowing base of $47.5 million, with $20.0 million of borrowings outstanding and availability of $27.5 million. Borrowing base redeterminations are scheduled semi-annually in May and November of each calendar year, with the next redetermination scheduled for May 2011. Gastar USA and the lenders may each request one additional unscheduled redetermination annually.

At June 30, 2010, Gastar USA was not in compliance with the 80% hedge limitation for 2011 under the Revolving Credit Facility; Gastar USA was in compliance with all other financial covenants under the Revolving Credit Facility at such time. Gastar USA was granted a waiver in regards to the hedge limitation through March 31, 2011 and in conjunction with such waiver, at March 31, 2011, Gastar USA was in compliance with all financial covenants under the Revolving Credit Facility.

Other Debt

Credit support for the Company’s open derivatives at March 31, 2011 is provided through inter-creditor agreements or open accounts.

5. Fair Value Measurements

The Company’s financial assets and liabilities are measured at fair value on a recurring basis. The Company discloses its recognized non-financial assets and liabilities, such as asset retirement obligations and other property and equipment, at fair value on a non-recurring basis. For non-financial assets and liabilities, the Company is required to disclose information that enables users of its financial statements to assess the inputs used to develop these measurements. Since none of the Company’s non-financial assets and liabilities were impaired during the period-ended March 31, 2011, and no other fair value measurements are required to be recognized on a non-recurring basis, no additional disclosures are provided at March 31, 2011.

As defined in the guidance, fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets or liabilities (“Level 1”) and the lowest priority to unobservable inputs (“Level 3”). The three levels of the fair value hierarchy are as follows:

•

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. The Company’s cash equivalents consist of short-term, highly liquid investments, which have maturities of 90 days or less, including sweep investments and money market funds.

•

Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.

•

Level 3 inputs are measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources. These inputs may be used with internally developed methodologies or third party broker quotes that result in management’s best estimate of fair value. The Company’s valuation models consider various inputs including (a) quoted forward prices for commodities, (b) time value, (c) volatility factors and (d) current market and contractual prices for the underlying instruments. Level 3 instruments are natural gas costless collars, index, basis and fixed price swaps, put and call options and warrants. At each balance sheet date, the Company performs an analysis of all applicable instruments and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

As required, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The determination of the fair values below incorporates various factors, including the impact of the counterparty’s non-performance risk with respect to the Company’s financial assets and the Company’s non-performance risk with respect to the Company’s financial liabilities. The Company has not elected to offset the fair value amounts recognized for multiple derivative instruments executed with the same counterparty, but reports them gross on its condensed consolidated balance sheets.

The following tables set forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of March 31, 2011 and December 31, 2010:

	Fair value as of March 31, 2011
	Level 1	Level 2	Level 3	Total
	(in thousands)

Assets:
Cash and cash equivalents	$12,524	$—	$—	$12,524
Restricted cash	50	—	—	50
Commodity derivative contracts	—	—	15,394	15,394
Liabilites:
Commodity derivative contracts	—	—	(2,325)	(2,325)

Total	$12,574	$—	$13,069	$25,643

	Fair value as of December 31, 2010
	Level 1	Level 2	Level 3	Total
	(in thousands)

Assets:
Cash and cash equivalents	$7,439	$—	$—	$7,439
Restricted cash	50	—	—	50
Commodity derivative contracts	—	—	18,711	18,711
Liabilites:
Commodity derivative contracts	—	—	(3,512)	(3,512)

Total	$7,489	$—	$15,199	$22,688

The table below presents a reconciliation of the assets and liabilities classified as Level 3 in the fair value hierarchy for the three months ended March 31, 2011 and 2010. Level 3 instruments presented in the table consist of net derivatives that, in management’s opinion, reflect the assumptions a marketplace participant would have used at March 31, 2011 and 2010.

	Three Months Ended March 31,
	2011	2010
	(in thousands)
Balance at beginning of period	$15,199	$7,638
Total gains (losses) (realized or unrealized):
included in earnings	562	8,528
included in other comprehensive income	—	—
Purchases	—	—
Issuances	—	—
Settlements (1)	(2,692)	(1,155)
Transfers in and (out) of Level 3	—	—

Balance at end of period	$13,069	$15,011

The amount of total gains for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at March 31, 2011 and 2010	$(1,899)	$9,526

(1)	Included in natural gas and oil revenues and other income (expense) on the statement of operations.

At March 31, 2011, the estimated fair value of accounts receivable, prepaid expenses, accounts and revenue payables and accrued liabilities approximates their carrying value due to their short-term nature. The estimated fair value of the Company’s long-term debt at March 31, 2011 approximates the respective carrying value because the interest rate approximates the current market rate.

The fair value guidance, as amended, establishes that every derivative instrument is to be recorded on the balance sheet as either an asset or liability measured at fair value. See Part I, Item 1. “Financial Statements, Note 6 - Derivative Instruments and Hedging Activity” of this report.

6. Derivative Instruments and Hedging Activity

The Company maintains a commodity price risk management strategy that uses derivative instruments to minimize significant, unanticipated earnings fluctuations that may arise from volatility in commodity prices. The Company uses costless collars, index, basis and fixed price swaps and put and call options to hedge natural gas price risk.

All derivative contracts are carried at their fair value on the balance sheet and all unrealized gains and losses are recorded in the statement of operations in unrealized natural gas hedge gain (loss), while realized gains and losses related to contract settlements are recognized in natural gas and oil revenues. For the three months ended March 31, 2011 and 2010, the Company reported an unrealized loss of $1.9 million and an unrealized gain of $9.4 million, respectively, in the consolidated statement of operations related to the change in the fair value of its commodity derivative instruments.

As of March 31, 2011, the following derivative transactions were outstanding with the associated notational volumes and weighted average underlying hedge prices:

Settlement Period	Derivative Instrument	Average Daily Volume	Total of Notional Volume	Base Fixed Price	Floor (Long)	Short Put	Ceiling (Short)
		(in MMBtu’s)

2011	Put spread	11,343	2,658,670	—	6.07	4.14	—
2011	Costless three-way collar	7,762	782,000	—	6.12	4.23	7.12
2011	Fixed price swap	2,000	550,000	6.11	—	—	—
2011	Basis - HSC (1)	9,667	880,000	(0.23)	—	—	—
2011	Basis - CIG (2)	800	220,000	(1.21)	—	—	—

2012	Put spread	13,028	4,770,420	—	6.00	4.00	—
2012	Costless three-way collar	5,410	1,979,580	—	6.00	4.00	7.39
2012	Fixed price swap	2,000	732,000	5.00	—	—	—

(1)	East Houston-Katy – Houston Ship Channel
(2)	Inside FERC Colorado Interstate Gas, Rocky Mountains

As of March 31, 2011, all of the Company’s economic derivative hedge positions were with a multinational energy company or large financial institutions, which are not known to the Company to be in default on their derivative positions. Credit support for the Company’s open derivatives at March 31, 2011 is provided under the Revolving Credit Facility through inter-creditor agreements or open credit accounts of up to $5.0 million. The Company is exposed to credit risk to the extent of non-performance by the counterparties in the derivative contracts discussed above; however, the Company does not anticipate non-performance by such counterparties. None of the Company’s derivative instruments contains credit-risk related contingent features.

In conjunction with certain derivative hedging activity, the Company deferred the payment of certain put premiums for the production month period July 2010 through December 2012. The put premium liabilities become payable monthly as the hedge production month becomes the prompt production month. The Company began amortizing the deferred put premium liabilities during July 2010.

The following table provides information regarding the deferred put premium liabilities for the periods indicated:

	March 31, 2011	December 31, 2010
	(in thousands)
Current commodity derivative premium payable	$3,836	$3,451
Long-term commodity derivative premium payable	3,612	4,725

Total unamortized put premium liabilities	$7,448	$8,176

The following table provides information regarding the amortization of the deferred put premium liabilities by year as of the period indicated:

March 31, 2011
(in thousands)
April - December 2011	$2,723
January - December 2012	4,725

Total unamortized put premium liabilities	$7,448

Warrants

The Parent reclassified the fair value of its warrants to purchase common shares, which had exercise price reset features, from equity to liability status as if these warrants were treated as a derivative liability since their date of issue in June 2008. On January 1, 2009, Parent reclassified from additional paid-in capital, as a cumulative effect adjustment, $5.4 million to beginning retained earnings and did not recognize any value to common stock warrant liability for representing the fair value of such warrants on such date. The fair value of these warrants to purchase common shares was zero as of March 31, 2011. The Parent recognized $148,000 in unrealized gains in other income for the change in fair value of these warrants for the three months ended March 31, 2010.

The following warrants to purchase common shares were outstanding as of March 31, 2011:

Warrants Outstanding	Fair Value (in thousands)	Weighted Price per Share Range	Weighted Average Remaining Life in Years	Average Exercise Price
2,000,000	$—	(1)	0.7	(1)

(1)	The warrants are exercisable for $13.75 per share in the event that, on or before June 11, 2011, the Company sells all or substantially all of its present natural gas and oil interests located in Leon and Robertson Counties in East Texas for net proceeds exceeding $500.0 million. A sale or a series of sales of all or substantially all of the Company’s present East Texas properties prior to June 11, 2011 for $500.0 million or less will terminate the warrants. If the Company does not sell all or substantially all of these properties by June 11, 2011, the warrants will be exercisable for a six-month period commencing on that date at $15.00 per share. The Company is not obligated to sell any of its East Texas properties. Fair value is based on the Black-Scholes-Merton model for option pricing.

Additional Disclosures about Derivative Instruments and Hedging Activities

The tables below provide information on the location and amounts of derivative fair values in the statement of financial position and derivative gains and losses in the statement of operations for derivative instruments that are not designated as hedging instruments:

	Fair Values of Derivative Instruments Derivative Assets (Liabilities)
		Fair Value
	Balance Sheet Location	March 31, 2011	December 31, 2010
		(in thousands)
Derivatives not designated as hedging instruments
Commodity derivative contracts	Current assets	$9,060	$10,229
Commodity derivative contracts	Other assets	6,334	8,482
Commodity derivative contracts	Current liabilities	(1,370)	(1,991)
Commodity derivative contracts	Long-term liabilities	(955)	(1,521)

Total derivatives not designated as hedging instruments		$13,069	$15,199

	Amount of Gain (Loss) Recognized in Income on Derivatives
		Amount of Gain (Loss) Recognized in Income on Derivatives For the Three Months Ended
	Location of Gain (Loss) Recognized in Income on Derivatives	March 31, 2011	March 31, 2010
		(in thousands)
Derivatives not designated as hedging instruments
Commodity derivative contracts	Unrealized natural gas hedge gain (loss)	$(1,899)	$9,378
Warrant derivative	Unrealized warrant derivative gain (loss)	—	148

Total		$(1,899)	$9,526

7. Capital Stock

Other Share Issuances

The following table provides information regarding the issuances and forfeitures of Parent’s common shares pursuant to Parent’s 2006 Long-Term Incentive Plan for the periods indicated:

For the Three Months Ended March 31, 2011
Other share issuances:
Restricted common shares granted	753,199
Restricted common shares vested	117,176
Common shares forfeited (1)	32,473
Common shares canceled	37,500

(1)	Represents common shares forfeited in connection with the payment of estimated withholding taxes on restricted common shares that vested during the period.

Shares Reserved

The following table summarizes the components of Parent’s common shares reserved at March 31, 2011:

Common shares reserved for the:
Exercise of stock options	1,077,100
Exercise of warrants	2,000,000

Total common shares reserved	3,077,100

Gastar USA Common Stock

Prior to its conversion, as described below, Gastar USA’s articles of incorporation allowed Gastar USA to issue 1,000 shares of common stock, without par value. There were 750 shares issued and outstanding at March 31, 2011 and December 31, 2010, all of which were held by Parent.

On May 24, 2011, Gastar USA converted from a Michigan corporation to a Delaware corporation (the “Conversion”). Following the Conversion, Gastar USA’s new Delaware certificate of incorporation allows Gastar USA to issue 1,000 shares of common stock, without par value. In connection with the Conversion, the Parent’s 750 shares of common stock in the Michigan corporation were converted to 750 shares of common stock in the new Gastar USA Delaware corporation.

Gastar USA Preferred Stock

Prior to the Conversion, Gastar USA’s articles of incorporation did not authorize for issuance of preferred stock.

Following the Conversion, Gastar USA’s new Delaware certificate of incorporation allows Gastar USA to issue 10,000,000 shares of preferred stock, with $0.01 par value. The preferred stock may be issued from time to time in one or more series. Gastar USA’s Board of Directors (the “Gastar USA Board”) is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The Gastar USA Board is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Gastar USA Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series outstanding) the number of shares of any series subsequent to the issues shares of that series.

The stockholder’s equity presented in the balance sheet of Gastar USA as of March 31, 2011 gives effect to the Conversion as if it had occurred prior to March 31, 2011.

8. Interest Expense

The following table summarizes the components of interest expense for the periods indicated:

	For the Three Months Ended March 31,
	2011	2010
	(in thousands)
Interest expense:
Cash and accrued	$142	$105
Amortization of deferred financing costs and debt discount	63	96
Capitalized interest	(173)	(123)

Total interest expense	$32	$78

9. Related Party Transactions

Chesapeake Energy Corporation

Chesapeake Energy Corporation (“Chesapeake”) acquired 6,781,767 of Parent’s common shares during 2005 to 2007 in a series of private placement transactions. As a result of its share ownership, Chesapeake has the right to have an observer present at meetings of the Parent’s board of directors.

As of March 31, 2011, Chesapeake owned 6,781,767 of Parent’s common shares, or 10.5% of the Parent’s outstanding common shares.

10. Income Taxes

For the three months ended March 31, 2011, the Company did not recognize a current income tax benefit or provision. For the three months ended March 31, 2010, the Company recognized a current tax benefit of $849,000 primarily as a result of the Australian Taxation Office’s (“ATO”) issuance of an amended assessment of the income tax with respect to the gain on sale of the Company’s Australian assets in July 2009. The issuance of the amended assessment by the ATO represented final resolution in favor of the Company of certain tax issues that could not be resolved until the ATO completed its review of the Australian assets sale in April 2010. The ATO resolution resulted in the recognition of an Australian tax expense benefit of AU$1.3 million ($1.0 million), which was reduced by AU$213,000 ($196,000) of Australian withholding tax on interest income earned on term deposits in Australia from the date of the sale through March 31, 2010.

11. Earnings per Share

In accordance with the provisions of current authoritative guidance, basic earnings or loss per share is computed on the basis of the weighted average number of common shares outstanding during the periods. Diluted earnings or loss per share is computed based upon the weighted average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities. Diluted amounts are not included in the computation of diluted loss per share, as such would be anti-dilutive.

	For the Three Months Ended March 31,
	2011	2010
	(in thousands, except per share and share data)

Net income (loss)	$(1,935)	$9,393

Weighted average common shares outstanding - basic	63,024,481	48,997,016
Incremental shares from unvested restricted shares	—	414,182
Incremental shares from outstanding stock options	—	75,458

Weighted average common shares outstanding - diluted	63,024,481	49,486,656

Income (loss) per common share:
Basic	$(0.03)	$0.19
Diluted	$(0.03)	$0.19

Common shares excluded from denominator as anti-dilutive:
Unvested restricted shares	402,632	—
Stock options	867,800	1,075,000
Warrants	2,000,000	2,000,000

Total	3,270,432	3,075,000

12. Commitments and Contingencies

Litigation

Navasota Resources L.P. (“Navasota”) vs. First Source Texas, Inc., First Source Gas L.P. (now Gastar Exploration Texas LP) and Gastar Exploration Ltd. (Cause No. 0-05-451) District Court of Leon County, Texas12th Judicial District. This lawsuit, dated October 31, 2005, contends that the Company breached Navasota’s preferential right to purchase 33.33% of the Company’s interest in certain natural gas and oil leases located in Leon and Robertson Counties, which were sold to Chesapeake on November 4, 2005 (the “2005 Transaction”). The preferential right claimed is under an operating agreement dated July 7, 2000. The Company contends, among other things, that Navasota neither properly nor timely exercised any preferential right election it may have had with respect to the 2005 Transaction. In July 2006, the District Court of Leon County, Texas issued a summary judgment in favor of the Company and Chesapeake. Navasota filed a Notice of Appeal to the Tenth Court of Appeals in Waco. Oral argument was heard on September 26, 2007 and the Court of Appeals issued its opinion on January 9, 2008 reversing the trial court’s rulings, rendering judgment in favor of Navasota on its claims for breach of contract and specific performance, and remanding the case for further proceedings on Navasota’s other counts, which include claims for suit to quiet title, trespass to try title, tortuous interference with contract, conversion, money had and received, and declaratory relief. The Company and Chesapeake filed a motion for rehearing on February 6, 2008, which was denied on March 18, 2008. The Company and Chesapeake filed a joint Petition for Review in the Texas Supreme Court on May 13, 2008. On August 28, 2008, the Texas Supreme Court requested briefing on the merits. On January 9, 2009, the Texas Supreme Court denied the Petition for Review. On January 26, 2009, the Company and Chesapeake jointly filed a motion for rehearing in the Texas Supreme Court on its denial of the Petition for Review. On April 24, 2009, the Texas Supreme Court denied the Petition for Review.

Pursuant to a provision in the Purchase and Sale and Exploration Development Agreement, dated November 4, 2005 (the “Purchase and Sale Agreement”), between the Company and Chesapeake, Chesapeake acknowledged the existence of the Navasota lawsuit and claims and further agreed that if Navasota were to prevail on its claims, that Chesapeake would convey the affected interests it purchased from the Company to Navasota upon receipt of the purchase price and/or other consideration paid by Navasota. Therefore, the Company believes that Navasota’s exercise of its rights of specific performance should impact only Chesapeake’s assigned leasehold interests. However, in December 2008, Chesapeake stated to the Company that if the Texas Supreme Court were not to reverse the decision of the Tenth Court of Appeals, Chesapeake would seek rescission of the 2005 Transaction and restitution of consideration paid, indicating that Chesapeake might assert such rescission and restitution as to the Purchase and Sale Agreement and the Exploration and Development Agreement and the Common Share Purchase Agreement, both dated November 4, 2005. Chesapeake did not identify particular sums as to which it might seek restitution, but amounts paid to the Company in connection with the 2005 Transaction could be asserted to include the $76.0 million paid by Chesapeake for the purchase of 5.5 million common shares as part of the 2005 Transaction and/or other amounts. Chesapeake amended its answer to include cross-claims and counterclaims, including a claim for rescission.

On or about June 9, 2009, Navasota filed and served its Fourth Amended Petition, essentially re-pleading its previously-asserted claims against the Company and Chesapeake. Navasota has exercised its rights of specific performance, and Chesapeake assigned leases to Navasota in July 2009. In March 2011, Chesapeake dismissed the cross-claims against the Company, including the claim for rescission, without prejudice to the subsequent refiling of those claims. On April 12, 2011, Navasota filed its Fifth Amended Petition. The Fifth Amended Petition adds a new claim that the Company allegedly has refused to offer Navasota interests in oil and gas leases located within an area of mutual interest, failed to assign Navasota overriding royalty interests, and failed to recognize back-in-after-payout interests.

The case has been set for trial on July 26, 2011. The Company intends to vigorously defend all claims asserted in the suit.

Craig S. Tillotson v. S. David Plummer 2nd, Spencer Plummer 3rd, Tony Ferguson, John Parrott, Thomas Robinson, GeoStar Corporation, First Source Wyoming, Inc. GeoStar Financial Services Corporation, Gastar Exploration Ltd., Zeus Investments, LLC and John Does 1-10 (Civil No. 080412334). This lawsuit was filed on July 7, 2008 in Utah state court by Craig S. Tillotson (“Tillotson”), in which he alleges that he was fraudulently induced to invest in a mare leasing program operated by Classic Star LLC, (“ClassicStar”) a subsidiary of GeoStar Corporation (“GeoStar”), on the basis of certain verbal representations, and to convert interests in that program into shares of a working interest in the Powder River Basin. Tillotson asserts causes of action against all defendants including common law fraud, fraudulent inducement, statutory securities fraud under Utah state law, civil conspiracy and negligent misrepresentation, and asserts certain additional causes of action only against GeoStar, a GeoStar affiliate, and David and Spencer Plummer. The Company has not been served and has not yet answered or otherwise responded. The Company intends to vigorously defend the suit.

Gastar Exploration Texas L.P. vs. J. Ken Welch d/b/a W-S-M Oil Company, et al; Cause No. 0-09-117 in the 87th Judicial District Court of Leon County, Texas. This lawsuit, filed on March 12, 2009, is a suit for trespass to try title and, in the alternative, to quiet title to an undivided mineral interest under several Company oil and gas leases covering approximately 4,273.7 gross acres (the “Leases”). The Company contends that certain oil and gas leases claimed by the defendants have expired according to their terms and that the defendants’ failure to release those leases constitutes a trespass upon and cloud on the Leases. The defendants have responded with a general denial and produced a portion of the documents the Company sought in its request for production of documents. They have also served their own requests for admissions and production of documents, to which the Company has responded. After repeated demands, the defendants produced certain documents they obtained from third parties through depositions on written questions. The defendants have filed their own counterclaim asserting various theories of recovery. The defendants claim that their leases are still valid and that they own a working interest and/or an overriding royalty in the Company’s Belin No. 1 well located in Leon County. The parties attended mediation but no settlement was reached. The defendants were deposed in March 2011. The case is set for trial starting October 3, 2011. The Company believes it has gathered evidence to diminish the defendant’s interest ownership claims and will continue to vigorously pursue this claim.

The Company has been expensing legal defense costs on these proceedings as they are incurred. With respect to the Navasota Resources, Tillotson and J. Ken Welch matters, the Company has not accrued a liability for settlement or other resolution of these proceedings because, in the Company’s judgment, the incurrence or amount of such liabilities is either not probable or not reasonably estimable.

The Company is party to various legal proceedings arising in the normal course of business. The ultimate outcome of each of these matters cannot be absolutely determined, and the liability the Company may ultimately incur with respect to any one of these matters in the event of a negative outcome may be in excess of amounts currently accrued for with respect to such matters. Net of available insurance and performance of contractual defense and indemnity obligations, where applicable, management does not believe any such matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

13. Statement of Cash Flows – Supplemental Information

The following is a summary of the Company’s supplemental cash paid and non-cash transactions for the periods indicated:

	For the Three Months Ended March 31,
	2011	2010
	(in thousands)

Cash paid for interest	$89	$146

Non-cash transactions:
Non-cash capital expenditures excluded from accounts payable and accrued drilling costs	$809	$3,534
Non-cash capital expenditures excluded from accounts receivable	—	(1,400)
Asset retirement obligation included in natural gas and oil properties	178	10
Drilling advances application	204	150

The following is a summary of Gastar USA’s supplemental cash paid and non-cash transactions for the periods indicated:

	For the Three Months Ended March 31,
	2011	2010
	(in thousands)

Cash paid for interest	$89	$32

Non-cash transactions:
Non-cash capital expenditures excluded from accounts payable and accrued drilling costs	$809	$3,534
Non-cash capital expenditures excluded from accounts receivable	—	(1,400)
Asset retirement obligation included in natural gas and oil properties	178	10
Drilling advances application	204	150
Dividend to Parent, net	706	17,757